Annex A

                          BROKER-DEALER AGREEMENT

                                  between

                           BANKERS TRUST COMPANY

                                    and


                    ____________________________________

                         Dated as of April 1, 1993


                                Relating to

                   AUCTION RATE MUNICIPAL PREFERRED STOCK

                          (the "Preferred Shares")

                          Series T7 and Series T28

                                     of

           THE BLACKROCK INVESTMENT QUALITY MUNICIPAL TRUST INC.




           BROKER-DEALER AGREEMENT dated as of April 1, 1993, between Bankers Trust Company, a New York banking corporation (the "Auction Agent") (not in its individual capacity but solely as agent of The BlackRock Investment Quality Municipal Trust Inc., a Maryland corporation (the "Company"), pursuant to authority granted to it in the Auction Agent Agreement dated as of April 1, 1993, between the Company and the Auction Agent (the "Auction Agent Agreement")) and ______________ (together with its successors and assigns hereinafter referred to as "BD").

           The Company has duly authorized and issued 1,300 shares of Auction Rate Municipal Preferred Stock, Series T7, with a par value of $.01 per share and a liquidation preference of $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period ("Series T7 Preferred Shares"), and 1,300 shares of Auction Rate Municipal Preferred Stock, Series T28, with a par value of $.01 per share and a liquidation preference of $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period ("Series T28 Preferred Shares"), each pursuant to the Company's Articles Supplementary (as defined below). The Series T7 Preferred Shares and the Series T28 Preferred Shares are sometimes herein together referred to as the "Preferred Shares".

           The Company's Articles Supplementary provide that the dividend rate on the Series T7 Preferred Shares and the Series T28 Preferred Shares for each Dividend Period therefor after the Initial Dividend Period shall be the Applicable Rate therefor, which in each case, in general, shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Company advises results from implementation of the Auction Procedures (as defined below). The Board of Directors of the Company has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to
 Section 2.5(d) of the Auction Agent Agreement, the Company has authorized and directed the Auction Agent to execute and deliver this Agreement.

           The Auction Procedures require the participation of one or more Broker-Dealers.

           NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

           1.   Definitions and Rules of Construction.

           1.1 Terms Defined by Reference to the Articles Supplementary. Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary of the Company.

           1.2 Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

                (a) "Articles Supplementary" shall mean the Articles Supplementary of the Company, establishing the powers, preferences and rights of the Series T7 Preferred Shares and the Series T28 Preferred Shares filed on March __, 1993 in the office of the State Department of Assessments and Taxation of the State of Maryland.

                (b)  "Auction" shall have the meaning specified in
 Section 3.1 hereof.

                (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Paragraph 11 of the Articles Supplementary.

                (d) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Trust Officer, Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

                (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

           1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                (a) Words importing the singular number shall include the plural number and vice versa.

                (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                (d) All references herein to a particular time of day shall be to New York City time.

           2. Notification of Dividend Period and Advance Notice of Allocation of Taxable Income.

                (a) The provisions contained in paragraph 2 of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                (b) Whenever the Company intends to include any net capital gains or other taxable income in any dividend on Preferred Shares, the Company will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Company, it will in turn notify BD, who, on or prior to such Auction Date, will notify its Beneficial Owners and Potential Beneficial Owners believed to be interested in submitting an Order in the Auction to be held on such Auction Date.

           3.   The Auction.

           3.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Series T7 Preferred Shares or the Series T28 Preferred Shares, as the case may be, for the next Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Paragraph 1 of the Articles Supplementary may execute a Broker-Dealer Agreement.

                (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Company may by notice to BD and all other Broker-Dealers prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

           3.2  Preparation for Each Auction.

                (a) Not later than 9:30 A.M. on each Auction Date for both series of Preferred Shares, the Auction Agent shall advise BD by telephone of the Maximum Applicable Rate in effect on such Auction Date as determined from the higher of the 30-day "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate (except in the case of a Special Dividend Period in which case the Maximum Applicable Rate shall be determined from the higher of the Special Dividend Period Reference Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate.)

                (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD shall promptly notify customers of BD that BD believes are Beneficial Owners of Series T7 Preferred Shares or Series T28 Preferred Shares, as the case may be, of such change in the Auction Date.

                (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of Series T7 Preferred Shares or Series T28 Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of Series T7 Preferred Shares or Series T28 Preferred Shares and information related thereto only to its officers, employees, agents or representatives in the Corporate Trust and Agency Group who need to know such information for the purposes of acting in accordance with this Agreement and shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

           3.3  Auction Schedule; Method of Submission of Orders.

                (a) The Company and the Auction Agent shall conduct Auctions for both series of Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

    Time                                   Event
    ----                                   -----
 By 9:30 A.M.                  Auction Agent advises the Company and
                               Broker-Dealers of the Maximum Applicable Rate as determined from the higher of the 30-day
                               "AA" Composite Commercial Paper Rate and the
                               Taxable Equivalent of the Short-Term
                               Municipal Bond Rate (except in the case of a Special Dividend Period in which case the Maximum Applicable Rate shall be the higher of the Special Dividend Period Reference Rate and the Taxable Equivalent of the Short-Term
                               Municipal Bond Rate) as set forth in Section
                               3.2(a) hereof.

 9:30 A.M. - 1:00 P.M.         Auction Agent assembles information
                               communicated to it by Broker-Dealers as
                               provided in Paragraph 11(c)(i) of the
                               Articles Supplementary. Submission deadline is 1:00 P.M.

 Not earlier than 1:00 P.M.    Auction Agent makes determinations pursuant
                               to Paragraph 11(d)(i) of the Articles
                               Supplementary.

 By approximately 3:00 P.M.    Auction Agent advises Company of results of
                               Auction as provided in Paragraph 11(d)(ii) of the Articles Supplementary.

                               Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and shares of Preferred Shares are allocated as provided in Paragraph 11(e) of the Articles Supplementary.

                               Auction Agent gives notice of Auction results as set forth in Section 3.4(a) hereof.

                (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Paragraph 11 of the Articles Supplementary.

                (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

                (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Series T7 Preferred Shares or Series T28 Preferred Shares made through BD by a Beneficial Owner to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of any Series T7 Preferred Shares or Series T28 Preferred Shares to be transferred to or by any Person that purchased or sold Series T7 Preferred Shares or Series T28 Preferred Shares or through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

           3.4  Notice of Auction Results.

                (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures.
 On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

                If any Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the BD of any Person that was to have purchased Series T7 Preferred Shares or Series T28 Preferred Shares in such Auction may deliver to such Person a number of whole shares of such Series T7 Preferred Shares or Series T28 Preferred Shares, as the case may be, that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of such Series T7 Preferred Shares or Series T28 Preferred Shares to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section 3.3(e)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Series T7 Preferred Shares or Series T28 Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of
 Section 3.3(e)(ii) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

           3.5 Service Charge to Be Paid to BD. On the Business Day next succeeding each Auction Date for each series of Preferred Shares, the Auction Agent shall pay to BD from moneys received from the Company an amount equal to, (a) in the case of any Auction Date immediately preceding any Dividend Period of 28 days or less, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 365, times
 (ii) 1/4 of 1%, times (iii) $50,000, times (iv) the sum of (A) the aggregate number of shares of such series of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of shares of such series of Preferred Shares subject to valid Hold Orders (determined in accordance with Paragraph 11 of the Articles Supplementary) submitted to the Auction Agent by BD plus (C) the number of shares of such series of Preferred Shares deemed to be subject to Hold Orders by Existing Holders pursuant to Paragraph 11 of the Articles Supplementary that were acquired by such Existing Holders through BD and (b) in the case of any Auction Date immediately preceding any Dividend Period of 35 days or more, that amount as mutually agreed on by the Company and BD, based on a selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction. For the purposes of calculating any such fee, Preferred Shares will be placed by a Broker-Dealer if such shares were
 (i) the subject of Hold Orders deemed to have been made by Existing Holders that were acquired by such Existing Holders through such Broker-Dealer or
 (ii) the subject of the following Orders submitted by such Broker-Dealer:
 (A) a Submitted Bid of an Existing Holder that resulted in such Existing Holder continuing to hold such shares as a result of the Auction, (B) a Submitted Bid of a Potential Holder that resulted in such Potential Holder purchasing such shares as a result of the Auction or (C) a Submitted Hold Order.

           For purposes of subclause (iv) (C) of the foregoing sentence, if any Existing Holder who acquired Series T7 Preferred Shares or Series T28 Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

           3.6  Settlement.

                (a) If any Beneficial Owner with respect to whom BD has submitted a Bid or Sell Order for Series T7 Preferred Shares or Series T28 Preferred Shares that was accepted in whole or in part fails to instruct its Agent Member to deliver the Preferred Shares subject to such Bid or Sell Order against payment therefor, BD shall instruct such Agent Member to deliver such Preferred Shares against payment therefor and BD may deliver to the Potential Holder or Potential Beneficial Owner with respect to whom BD submitted a Bid for Preferred Shares of such series that was accepted in whole or in part a number of Preferred Shares of such series that is less than the number of Preferred Shares of such series specified in such Bid to be purchased by such Potential Holder or Potential Beneficial Owner. Notwithstanding the foregoing terms of this Section, any delivery or non-delivery of Preferred Shares of either series which represents any departure from the results of an Auction for such series, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.6.

                (b) Neither the Auction Agent nor the Company shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver either series of Preferred Shares or to pay for Series T7 Preferred Shares or Series T28 Preferred Shares sold or purchased pursuant to the Auction Procedures or otherwise.

           4.   The Auction Agent.

           4.1  Duties and Responsibilities.

                (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

           4.2  Rights of the Auction Agent.

                (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by BD. The Auction Agent may record telephone communications with BD.

                (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

           4.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Series T7 Preferred Shares or the Series T28 Preferred Shares.

           5.   Miscellaneous.

           5.1 Termination. Any party may terminate this Agreement at any time upon five days' prior notice to the other party.

           5.2 Agent Member. At the date hereof, BD is a participant of the Securities Depository.

           5.3 Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

      If to BD addressed:          ____________________________________
                                   ____________________________________
                                   ____________________________________

                                   Attention:
                                   Telephone No.:
                                   Telecopier No.:

      If to the Auction Agent,
      addressed:                   Bankers Trust Company
                                   4 Albany Street
                                   New York, New York  10006

                                   Attention:  Auction Rate Securities
                                   Telephone No.:  (212) 250-6850
                                   Telecopier No.:  (212) 250-6215

 or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

           5.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

           5.5 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Company, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

           5.6  Amendment; Waiver.

                (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

           5.7 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Company without the consent of BD.

           5.8 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

           5.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

           6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                        BANKERS TRUST COMPANY


                                        By: ___________________________
                                            Title:


                                        _______________________________


                                        By: ___________________________
                                            Title:




                                                                  EXHIBIT A


 SETTLEMENT PROCEDURES

           The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Auction Agent Agreement and each Broker-Dealer Agreement. Nothing contained in this Appendix C constitutes a representation by the Trust that in each Auction each party referred to herein will actually perform the procedures described to be performed by such party. Capitalized terms used herein shall have the respective meanings specified in the glossary of this Prospectus or Appendix B to the Prospectus, as the case may be.

           (a) On each Auction Date, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

                (i) the Applicable Rate fixed for the next succeeding Dividend Period;

                (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

                (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or Sell Order on behalf of a Beneficial Owner, the number of shares, if any, of Preferred Shares to be sold by such Beneficial Owner;

                (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of shares, if any, of Preferred Shares to be purchased by such Potential Beneficial Owner;

                (v) if the aggregate number of Preferred Shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Preferred Shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Preferred Shares and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

                (vi) if the aggregate number of Preferred Shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of Preferred Shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Preferred Shares and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

                (vii) the Auction Date of the next succeeding Auction with respect to the Preferred Shares.

           (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

                (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

                (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Preferred Shares to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold Preferred Shares of the Applicable Rate for the next succeeding Dividend Period;

                (iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

                (iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

                (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

           (c)  On the basis of the information provided to it pursuant to
      (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocated any funds received by it pursuant to (b)(i) above and any Preferred Shares received by it pursuant to (b)(ii) above among the Potential Beneficial Owner, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owner, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

           (d)  On each Auction Date:

                (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

                (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and
           (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to
           (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to (b)(i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

           (e)  On the day after the Auction Date:

                (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

                (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

                (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

           (f) If a Beneficial Owner selling Preferred Shares in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of Preferred Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.





                                                                  EXHIBIT B

                           BANKERS TRUST COMPANY
                              AUCTION BID FORM

 Submit To:  Bankers Trust Co.             Issue:  The BlackRock Investment
             4 Albany Street                       Quality Municipal Trust Inc.
             New York, New York  10006     Series: ____________________________
                                           Auction Date: ______________________
             Attention:  Auction Rate      Telephone (212) 250-6215
                         Securities        Facsimile (212) 250-6850

 The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

 Name of Bidder: ________________________

                              EXISTING HOLDER

 Shares now held _______________           HOLD           ____________________
                                           BID at rate of ____________________
                                           SELL           ____________________

                              POTENTIAL HOLDER

                                           # of shares bid ___________________
                                           BID at rate of  ___________________

 Notes:

 (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

 (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Existing Holder are submitted, such Bids shall be considered valid in the order priority set forth in the Auction Procedures on the above issue.

 (3) A Hold or Sell may be placed only by an Existing Holder covering a number of shares not greater than the number of shares currently held.

 (4) Potential Holders may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

 (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

 NAME OF BROKER-DEALER __________________________

 Authorized Signature  __________________________




                                                                  EXHIBIT C


 (To be used only for transfers made other than pursuant to an Auction).


                               TRANSFER FORM


 Re:  The BlackRock Investment Quality Municipal Trust Inc.
      Series [T7] [T28] Preferred Shares
      (the "Preferred Shares")

 We are (check one):

 |_|  the Beneficial Owner named below;

 |_|  the Agent Member for such Beneficial Owner.

 We hereby notify you that such Beneficial Owner has transferred ____ shares of [Series T7] (Series T28] Preferred Shares to ___________________.



                                            ______________________________
                                            (Name of Beneficial Owner)


                                            ______________________________
                                            (Name of Agent Member)


                                            By: __________________________
                                                Printed Name:
                                                Title:





                                                                  EXHIBIT D


                 (To be used only for failures to deliver
               Preferred Shares sold pursuant to an Auction)


                       NOTICE OF A FAILURE TO DELIVER

 Complete either I or II

      I.   We are a Broker-Dealer for _________________________ (the
           "Purchaser"), which purchased _______ Series [T7] [T28] Preferred Shares of The BlackRock Investment Quality Municipal Trust Inc. in the Auction held on ____________________ from the seller of such shares.

      II.  We are a Broker-Dealer for _________________________ (the
           "Seller"), which sold _______ Series [T7] [T28] Preferred Shares of The BlackRock Investment Quality Municipal Trust Inc. in the Auction held on ____________________ to the Purchaser of such shares.

           We hereby notify you that (check one) --

           ________ the Seller failed to deliver such shares to the Purchaser

           ________ the Purchaser failed to make payment to the Seller upon delivery of such shares


                                        Name: ___________________________
                                              (Name of Broker-Dealer)


                                        By: _____________________________
                                            Printed Name:
                                            Title: